      As filed with the Securities and Exchange Commission on June 28, 2002

                          Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549
                                   -----------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                             SIMULATIONS PLUS, INC.
             (Exact name of registrant as specified in its charter)

     CALIFORNIA                                                 95-4595609
   (State or other                                           (I.R.S. Employer
   jurisdiction of                                            Identification
  incorporation or                                                Number)
    organization)

                               1220 WEST AVENUE J
                        LANCASTER, CALIFORNIA 93534-2902
                                 (661) 723-7723
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             1996 STOCK OPTION PLAN
                             ----------------------
                              (Full title of plan)

                                WALTER S. WOLTOSZ
                             CHIEF EXECUTIVE OFFICER
                             SIMULATIONS PLUS, INC.
                               1220 WEST AVENUE J
                        LANCASTER, CALIFORNIA 93534-2902
                                 (661) 723-7723
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                   -----------

                                   Copies to:
                      Luce, Forward, Hamilton & Scripps LLP
                           Attn: Jeffrey P. Berg, Esq.
                      11755 Wilshire Boulevard, Suite 1600
                       Los Angeles, California 90025-5244
                              Phone: (310) 481-5200
                                   ----------

======================================================================================================================
                                           CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
          Title of Each Class of                Number To Be      Proposed Maximum      Aggregate       Registration
        Securities to be Registered             Registered(1)     Offering Price(1)   Offering Price       Fee(2)
-------------------------------------------- -------------------- ------------------ ----------------- ---------------
Common stock, par value $0.001...........         1,250,000             $1.32           $1,650,000        $151.80
============================================ ==================== ================== ================= ===============

(1) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the market price of the common stock ($1.32 per share), on June 25, 2002, with respect to options to purchase up to 1,250,000 shares of common stock reserved for issuance pursuant to the Plan.
(2) Estimated solely for the purpose of calculating the registration fee.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

                               REOFFER PROSPECTUS
                                1,250,000 SHARES
                             SIMULATIONS PLUS, INC.
                                  COMMON STOCK

                                    ---------

         This reoffer prospectus, or the prospectus, relates to the public offering, which is not being underwritten, of 1,250,000 shares of our common stock, which is held by or may be issued to certain of our officers, directors, employees and consultants, or the selling stockholders, as compensation for employment or consulting services under our 1996 Stock Option Plan, as amended to date, or the 1996 Stock Option Plan, some of whom may be deemed to be our "affiliates," as such term is defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act.

         The prices at which such selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

         Our common stock is quoted on the Electronic Bulletin Board, or the Bulletin Board, maintained by the National Association of Securities Dealers, Inc., under the symbol "SIMU." On June 25, 2002, the last reported sale price for the common stock was $1.32.

         Investing in our common stock involves risks. See the sections entitled "Risk Factors" in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus for certain risks and uncertainties that you should consider.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy or this prospectus. Any representations to the contrary is a criminal offense.

                    The date of this prospectus June 28, 2002

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by Simulations Plus, Inc., a California corporation and its subsidiaries (referred in this prospectus as "we," "us" or "our"), any stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

CERTAIN STATEMENTS IN THIS PROSPECTUS ARE "FORWARD-LOOKING STATEMENTS." THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS ABOUT OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS AND OTHER STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT HISTORICAL FACTS. FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS HEREAFTER INCLUDED IN OTHER PUBLICLY AVAILABLE DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, REPORTS TO OUR STOCKHOLDERS AND OTHER PUBLICLY AVAILABLE STATEMENTS ISSUED OR RELEASED BY US INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE OUR ACTUAL RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS TO DIFFER FROM THE FUTURE RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FUTURE RESULTS ARE BASED UPON MANAGEMENT'S BEST ESTIMATES BASED UPON CURRENT CONDITIONS AND THE MOST RECENT RESULTS OF OPERATIONS. WHEN USED IN THIS PROSPECTUS, THE WORDS "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "BELIEVE," "SEEK," "ESTIMATE" AND SIMILAR EXPRESSIONS ARE GENERALLY INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. BECAUSE THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, THERE ARE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS, INCLUDING OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS AND OTHER FACTORS DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED AUGUST 31, 2001 AND OTHER DOCUMENTS FILED WITH THE COMMISSION.

                                   THE COMPANY

         We develop and produce simulation and mathematical modeling software for use in pharmaceutical research and for education, and also provide contract research to the pharmaceutical industry. We also produce computer software and specialized hardware for use by persons with disabilities, as well as a personal productivity software program, called "Abbreviate!(TM)," for the retail market.

         Our principal executive offices are located at 1220 West Avenue J, Lancaster, California 93534-2902. Our telephone number is (661) 723-7723.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-8 with the Securities and Exchange Commission, or the Commission, under the Securities Act, with respect to the shares of common stock offered hereby, together with any amendments, exhibits and schedules. This prospectus does not contain all of the information contained in the registration statement on Form S-3, certain portions of which we have omitted as permitted by the rules and regulations of the Commission. For further information concerning us and the shares offered hereby, please refer to the registration statement on Form S-3. You may inspect the registration statement without charge at the Commission's principal office in Washington, D.C., and you may obtain copies of all or any part of the registration statement from the Public Reference Room of the Commission, Washington, D.C., 20549, upon payment of prescribed fees.

         We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may inspect and copy these materials at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on the Public Reference Room. You can also find our Commission filings at the Commission's website at www.sec.gov.

         Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus, but before the end of this offering, will be deemed to be incorporated by reference.

         The Commission allows us to incorporate by reference information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents listed below, which we have previously filed with the Commission. These documents contain important information about us, our business and our finances:

         o        Annual Report on Form 10-KSB for the fiscal year ended August
                  31, 2001.

         o Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 2001 and February 28, 2002.

         o Definitive Proxy Statement on Schedule 14A, as filed with the Commission on December 31, 2001.

         o The description of our common stock contained in our registration statements filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         If you request, either orally or in writing, we will provide to you a copy of any or all documents which are incorporated by reference. We will provide these documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to: Simulations Plus, Inc.,
Attn: Investor Relations, 1220 West Avenue J, Lancaster, California 93534-2902. Our telephone number is (661) 723-7723.

         You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                              PLAN OF DISTRIBUTION

         We are registering all 1,250,000 shares on behalf of certain selling stockholders. These shares include:

         o 1,250,000 shares reserved for issuance in connection with our 1996 Stock Option Plan, including 455,406 shares underlying certain options currently issued in the name of certain of the selling stockholders.

         We will receive no proceeds from this offering. However, we will receive proceeds if the options are exercised. The net proceeds, if any, from such transactions have been and will be used for working capital and general corporate purposes.

         The selling stockholders named in the table below or pledgees, donees, transferees or other successors-in-interest, who may sell shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus, collectively, the selling stockholders, may sell the shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction,
         o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,
         o an exchange distribution in accordance with the rules of such exchange,
         o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and
         o        in privately negotiated transactions.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

         The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for which they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 promulgated under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus. There is no underwriter or coordinating broker acting in connection with the sale of shares by selling stockholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

         o the name of each such selling stockholder and of the participating broker-dealer(s),

         o        the number of shares involved,

         o        the price at which such shares were sold,

         o the commissions paid or discounts or concessions allowed to such broker dealer(s), where applicable,

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         o        other facts material to the transaction.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders have agreed to indemnify certain persons, including broker-dealers and agents, against certain liabilities in connection with the offer of the shares, including liabilities arising under the Securities Act.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding certain of the selling stockholders, some of whom may be deemed to be our "affiliates," as such term is defined in Rule 405 of the Securities Act, and the number of shares, which may be issued or have been issued upon exercise of the related options, and registered on behalf of each of the selling stockholders. Except as set forth below in the table and related footnotes, none of the selling stockholders has had a material relationship with us within the past three years other than as a result of the ownership of our shares or other securities. No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below:

                              NO. OF SHARES                        NO. OF SHARES
                               BENEFICIALLY      NO. OF SHARES      BENEFICIALLY
   NAME AND ADDRESS OF        OWNED BEFORE      TO BE OFFERED       OWNED AFTER                   PERCENT (1)
     BENEFICIAL OWNER           OFFERING(1)       FOR RESALE         OFFERING(2)       BEFORE OFFERING AFTER OFFERING(2)
     ----------------           ---------         ----------         ---------         --------------- -----------------
Walter S. Woltosz (3)           2,121,000           50,000           2,071,000            61.33%             59.88%
Virginia E. Woltosz (3)         2,121,000           50,000           2,071,000            61.33%             59.88%
Dr. David Z.
  D'Argenio (4)                   3,603              2,603             1,000                 *                 *
Dr. Richard Weiss (5)             3,603              2,603             1,000                 *                 *
Momoko A. Beran (6)              200,500            200,200             300                5.55%               *
Ronald F. Creeley (7)            201,000            200,000            1,000               5.57%               *


----------

(FOOTNOTES ON FOLLOWING PAGE)
-----------------------------

(FOOTNOTES FROM PRIOR PAGE)

(1) Pursuant to the rules of the Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. For purposes of the number of shares of common stock reflected as beneficially owned by the persons in the table, the shares of common stock underlying stock options, which are registered in this prospectus, are reflected as beneficially owned by such persons, whether or not such stock options are exercisable within the 60-day period following the date of this prospectus. The footnotes set forth below related to the table indicate certain additional information regarding the beneficial ownership of our common stock, as of the date of this prospectus, by each selling stockholder who is known by us to own beneficially 5% or more of our common stock, or one of our directors or executive officers named in our Definitive Proxy Statement on Schedule 14A, as filed with the Commission on December 31, 2001. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Percentage of ownership is based on 3,408,331 shares of common stock outstanding as of the date of this prospectus. The address of each person named in the table above is our principal executive offices located at 1220 West Avenue J, Lancaster, California 93534-2902.

(2) Assumes the exercise in full and sale of all of the shares registered for reoffer and sale pursuant to the prospectus.

(3) Mr. Woltosz is the Chairman of our Board of Directors and our Chief Executive Officer. Ms. Woltosz is a member of our Board of Directors and our Senior Vice President and Secretary. Mr. and Ms. Woltosz are husband and wife, and are deemed to beneficially own their combined securities ownership. They own an aggregate of 2,071,000 issued and outstanding shares of common stock. Mr. Woltosz has been granted options to purchase up to 25,000 shares of common stock, 5,000 of which are exercisable within 60 days of the date of this prospectus. Ms. Woltosz has been granted options to purchase up to 25,000 shares of common stock, 5,000 of which are exercisable within 60 days of the date of this prospectus, with respect to which the underlying shares are being registered in this prospectus.

(4) Dr. D'Argenio is a member of our Board of Directors. Dr. D'Argenio owns 1,000 issued and outstanding shares of common stock. He also has been granted options to purchase up to 2,603 shares of common stock, 1953 of which are exercisable within 60 days of the date of this prospectus, with respect to which the underlying shares are being registered in this prospectus.

(5) Dr. Weiss is a member of our Board of Directors. Dr. Weiss owns 1,000 issued and outstanding shares of common stock. He also has been granted options to purchase up to 2,603 shares of common stock, 1,953 of which are exercisable within 60 days of the date of this prospectus, with respect to which the underlying shares are being registered in this prospectus.

(6) Ms. Beran is our Chief Financial Officer and Vice President of Operations of Words+, Inc., a wholly-owned subsidiary of the Registrant. Ms. Beran owns 300 issued and outstanding shares of common stock exercised from options granted under the 1996 Stock Option plan. She also has been granted options to purchase up to 200,200 shares of common stock, 82,900 of which are currently exercisable or exercisable within 60 days of the date of this prospectus, with respect to which the underlying shares are being registered in this prospectus.

(7) Mr. Creeley is our Vice President of Marketing and Sales. Mr. Creeley owns 1,000 issued and outstanding shares of common stock. He also has been granted options to purchase up to 200,000 shares of common stock, 1,600 of which are exercisable within 60 days of the date of this prospectus, with respect to which the underlying shares are being registered in this prospectus.

*        Less than 1%.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

         The Commission has expressed its opinion that indemnification of our directors, officers and controlling persons against liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by an indemnitee in the successful defense of any such act or proceeding) is asserted by such indemnitee in connection with securities which have been registered by us, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                  LEGAL MATTERS

         Luce, Forward, Hamilton & Scripps LLP, Los Angeles, California, will pass upon the validity of the shares of common stock offered in this prospectus for us.

                                     EXPERTS

         The consolidated financial statements incorporated by reference to the Annual Report on Form 10-KSB of Simulations Plus, Inc. for the fiscal year ended August 31, 2001, to the extent and for the periods indicated in their reports, have been audited by Singer, Lewak, Greenbaum & Goldstein LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firms as experts in giving said reports.

--------------------------------------------- ----------------------------------
You should rely on the information contained
in this document or to which we have                   ___________________
referred you. We have not authorized anyone
to provide you with information that is                    PROSPECTUS
different. The information in this document            ___________________
may only be accurate on the date of this                1,250,000 SHARES
document. This document may be used only where it is legal to sell these securities.




                                                     SIMULATIONS PLUS, INC.
             TABLE OF CONTENTS
                                           Page


THE COMPANY.................................2
WHERE YOU CAN FIND MORE INFORMATION.........2
PLAN OF DISTRIBUTION........................4
SELLING STOCKHOLDERS........................6
DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES.................................8
LEGAL MATTERS...............................8
EXPERTS.....................................8



                                                          Common Stock
---------------------------------------------

---------------------------------------------


                                                    -------------------------

                                                           PROSPECTUS

                                                    -------------------------



                                                         JUNE 28, 2002


--------------------------------------------- ----------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, Simulations Plus, Inc., a California corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Simulations Plus, Inc., Attention: Walter
S. Woltosz, Chief Executive Officer, 1220 West Avenue J, Lancaster, California 93534-2902. Our telephone number is (661) 723-7723.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus, but before the end of this offering, will be deemed to be incorporated by reference.

         The Commission allows us to incorporate by reference information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents listed below, which we have previously filed with the Commission. These documents contain important information about us, our business and our finances:

         o        Annual Report on Form 10-KSB for the fiscal year ended August
                  31, 2001.

         o Quarterly Reports on Form 10-QSB for the fiscal quarters ended November 30, 2001 and February 28, 2002.

         o Definitive Proxy Statement on Schedule 14A, as filed with the Commission on December 31, 2001.

         o The description of our common stock contained in our registration statements filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         If you request, either orally or in writing, we will provide to you a copy of any or all documents which are incorporated by reference. We will provide these documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to: Simulations Plus, Inc.,
Attn: Investor Relations, 1220 West Avenue J, Lancaster, California 93534-2902. Our telephone number is (661) 723-7723.

         You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Our Articles of Incorporation and Bylaws generally provides for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of California. California law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

         A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. The corporation, unless ordered by a court or advanced pursuant to this section, must make any indemnification under this section, only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Further, we may enter into agreements of indemnification with our directors to provide for indemnification to the fullest extent permitted under California law.

ITEM 8. EXHIBITS

         5.1      Opinion of Luce, Forward, Hamilton & Scripps LLP

         23.1     Consent of Luce, Forward, Hamilton & Scripps LLP (included in
                  Exhibit 5.1 hereto)

         23.2     Consent of Singer, Lewak, Greenbaum & Goldstein LLP

         24.3 Power of Attorney (included on signature pages of this Registration Statement)

         99.1 1996 Stock Option Plan and form of Stock Option Agreement related thereto (1)

         ------------

         (1) Incorporated by reference from the Company's Registration Statement on Form SB-2 (Registration Statement No. 333-6680), as filed on March 27, 1997 and the amendments thereto.

-----------

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a) (3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, California on June 28, 2002.

                                    SIMULATIONS PLUS, INC.


                                    By:    /s/  Walter S. Woltosz
                                       -----------------------------------------
                                           Walter S. Woltosz
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter S. Woltosz and Momoko A. Beran, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith , as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, California on the dates indicated.


            SIGNATURE                    CAPACITY IN WHICH SIGNED                        DATE
            ---------                    ------------------------                        ----

     /s/ Walter S. Woltosz          Chairman of the Board of Directors*, and         June 28, 2002
--------------------------------    Chief Executive Officer (Principal
Walter S. Woltosz                   Executive Officer)


     /s/ Virginia E. Woltosz        Director*                                        June 28, 2002
--------------------------------
Virginia E. Woltosz


     /s/ Dr. David Z. D'Argenio     Director*                                        June 28, 2002
--------------------------------
Dr. David Z. D'Argenio


     /s/ Dr. Richard Weiss          Director*                                        June 28, 2002
--------------------------------
Dr. Richard Weiss


     /s/ Momoko A. Beran            Chief Financial Officer (Principal               June 28, 2002
--------------------------------    Accounting Officer)
Momoko A. Beran


         * The directors of the Registrant are the administrators of the 1996 Stock Option Plan, as amended to date, and are signing this Registration Statement in such capacity.